UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 28, 2004




                      UNIVERSAL SECURITY INSTRUMENTS, INC.

             (Exact name of registrant as specified in its charter)


Maryland                               0-7885                    52-0898545
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
of Incorporation)                                            Identification No.)


               7-A Gwynns Mill Court, Owings Mills, Maryland 21117
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (410) 363-3000


                                  Inapplicable
          (Former Name or Former Address if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 5.  Other Events and Required FD Disclosure.

     As previously reported, Universal Security Instruments, Inc. (the "Company") was advised on September 3, 2003 that an action was filed in Baltimore County Circuit Court by Michael Kovens, a former director and former chief executive officer of the Company ("Kovens") against the Company and its directors seeking, among other things, to enjoin the Company from holding its Annual Meeting of Stockholders on September 8, 2003 and other equitable relief.

     Following a hearing on the afternoon of September 3, 2003, the Court refused to issue a temporary restraining order as requested by Kovens, and the Company's Annual Meeting was held as scheduled.

     On October 2, 2003, the Court granted a joint motion to stay all proceedings to allow the parties an opportunity to resolve Kovens' complaints, and provided that the stay may be terminated upon the request of any party at any time. Subsequently, the Company met with no less than three law firms retained by Kovens. Apparently, Kovens remained unsatisfied.

     On May 27, 2004, yet another law firm (in fact, to the Company's knowledge, the fifth to represent Kovens in this matter) filed an amended complaint seeking declaratory relief for essentially the same matters requested in the original September 2003 complaint, and additionally seeking monetary damages. Kovens has filed a copy of his amended complaint as an exhibit to his Schedule 13D amendment.

     The Company has been advised by its counsel that the amended complaint is wholly without merit, and the Company intends to defend the action aggressively.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            UNIVERSAL SECURITY INSTRUMENTS, INC.
                                            (Registrant)


Date: June 3, 2004                          By:    /s/ Harvey B. Grossblatt
                                               ---------------------------------
                                               Harvey B. Grossblatt
                                               President